Exhibit 32.1

Certification of Chief Executive Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes Oxley Act of 2002

I, Varun Nagaraj, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i. The Quarterly Report on Form 10-Q of Sierra Monitor Corporation for the quarterly period ended June 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and;

ii. The information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sierra Monitor Corporation.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sierra Monitor Corporation and will be retained by Sierra Monitor Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	August 14, 2015	By:	/s/ Varun Nagaraj
Varun Nagaraj
Chief Executive Officer